UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 1, 2019 (June 26, 2019)

CM Finance Inc

(Exact name of registrant as specified in its charter)

Maryland	814-01054	46-2883380
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

65 East 55th Street

15th Floor

New York, New York

10022

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 257-5199

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	CMFN	The NASDAQ Global Select Market
6.125% Notes due 2023	CMFNL	The NASDAQ Global Select Market

Item 1.01.  Entry into a Material Definitive Agreement.

As previously announced, on June 26, 2019, CM Finance Inc (the “Company”) entered into a Stock Purchase and Transaction Agreement (the “SPA”) by and between the Company and Investcorp BDC Holdings Limited (“Investcorp”), an affiliate of Investcorp Credit Management US LLC (“ICM”). The SPA was entered into simultaneously with ICM’s entrance into a definitive interest purchase agreement to acquire a majority ownership interest in CM Investment Partners LLC (the “Adviser”), the investment adviser to the Company (the “Adviser Transaction”).

A description of the SPA is set forth below and is qualified in its entirety by the full text of the SPA, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stock Purchase and Transaction Agreement

Under the SPA, if the Company receives stockholder approval of the New Advisory Agreement (as defined below), and the other conditions to the closing under the SPA (the “Closing”), including the closing of the Adviser Transaction, are satisfied or appropriately waived, at the Closing:

●

the Company will enter into a replacement investment advisory agreement (the “New Advisory Agreement”) with the Adviser, pursuant to which the Adviser will continue to serve as the Company’s investment adviser following the Closing;

●

the Company will enter into a replacement administration agreement (the “New Administration Agreement”) with the Adviser, in its capacity as administrator, pursuant to which the Adviser will continue to serve as the Company’s administrator following the Closing;

●

the Company’s Board of Directors (the “Board”) will adopt resolutions to amend and restate the Company’s articles of amendment and restatement so that, effective upon the Closing, the Company’s name is changed to a name determined by Investcorp prior to the Closing;

●

the Company’s Board of Directors will adopt resolutions to reduce the size of the Board to four directors; each of Christopher Jansen; Keith Lee; Robert Ryder and Robert Wagner will have submitted their respective resignations from the Board subject to and effective upon the Closing and the Board will have appointed two persons identified by Investcorp and recommended by the Nominating and Corporate Governance Committee of the Company to fill the vacancies remaining on the Board subject to and effective upon the Closing;

●

following the Closing and before the second anniversary of the date of the Closing, Investcorp will purchase 680,985 newly issued shares of the Company’s common stock at the most recently determined net asset value per share of the Company’s common stock at the time of such purchase, as adjusted as necessary to comply with Section 23 of the Investment Company Act of 1940 (the “1940 Act”), directly from the Company in a private placement transaction (the “Direct Stock Purchases”);

●

following the Closing and before the second anniversary of the date of the Closing, Investcorp will purchase 680,985 shares of the Company’s common stock in open market transactions (the “Open Market Stock Purchases”); and

●

prior to the Closing, Investcorp will submit to the Board for its review and approval a Rule 10b5-1 plan (the “Trading Plan”) to be entered into with a reputable third-party brokerage firm pursuant to which Investcorp will commit to make the Open Market Stock Purchases; if Investcorp does not own at least 10% of the Company’s common stock before the second anniversary of the date of the Closing, Investcorp has agreed to purchase from the Company, and the Company has agreed to issue and sell, the remaining balance at a price per share equal to the greater of the then-current net asset value per share and the market price of the Company’s common stock on NASDAQ.

Closing

The Closing will be no later than three (3) business days after the satisfaction or waiver of the latest to occur of the conditions set forth in the SPA, unless extended by mutual agreement of the parties.

Representations, Warranties and Covenants

The SPA contains representations and warranties that the Company and Investcorp have made as of specific dates. Except for its status as a contractual document that establishes and governs the legal relations among the parties with respect to the transactions described therein, the SPA is not intended to be a source of factual, business or operational information about the parties. The representations and warranties contained in the SPA were made only for purposes of the SPA and as of specific dates, may be subject to a contractual standard of materiality different from what an investor or a stockholder might view as material, may have been used for purposes of allocating risk between the parties rather than establishing matters as facts, and may have been qualified by certain disclosures not reflected in the SPA that were made to the other party in connection with the negotiation of the SPA and generally were solely for the benefit of the parties to that agreement. Investors or stockholders should read the SPA together with the other information concerning the Company that it files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Under the SPA, the parties have made a number of customary representations and warranties to each other, and the Company has agreed to a number of covenants regarding operating in the ordinary course between signing and Closing. In addition, the Company and Investcorp have agreed to certain other customary covenants regarding the making of regulatory filings, seeking regulatory approvals, cooperation generally and using their respective reasonable best efforts to consummate the transactions contemplated by the SPA, as well as the following covenants with respect to the special meeting of stockholders, the recommendation of the Board, and non-solicitation of alternative proposals.

The Company agreed to convene and hold a special meeting of the Company’s stockholders for purposes of obtaining approval of the New Advisory Agreement, and is obligated to use its reasonable best efforts to solicit from Company stockholders proxies in favor of approval of the New Advisory Agreement and take all other action necessary or advisable to secure that approval as promptly as practicable after the date of the SPA. In addition, subject to certain limited exceptions, the Board has agreed to (i) recommend that the stockholders vote “FOR” the approval of the New Advisory Agreement (the “Board Recommendation”), (ii) include its recommendation in the proxy statement and (iii) publicly reaffirm its recommendation within 24 hours after any reasonable request to do so by Investcorp (which such request will not be made more than twice in any consecutive ten-day period).

Subject to certain exceptions described in the SPA, the Company has agreed to (and will cause its subsidiaries and representatives to) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any person relating to any “alternative proposal”, as defined in the SPA, and will take other actions designed to protect the Company’s confidential information. In addition, between the date of the SPA and the date of the special stockholder meeting to approve the New Advisory Agreement, subject to certain exceptions, the Company may not initiate, solicit, facilitate, negotiate with respect to, provide information for the purpose of, enter into an agreement with respect to, or take other similar actions with respect to, any alternative proposal.

Notwithstanding the foregoing, in the event the Company receives an unsolicited alternative proposal that did not result from a breach of the SPA by the Company, the Company may, subject to satisfying certain procedural requirements, engage in negotiations with, and provide information and access to, the person making the proposal if the Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that such alternative proposal is bona fide and was made in good faith; constitutes, or is reasonably likely to lead to, a “superior proposal,” as defined in the SPA, and the failure to engage in negotiations with, or furnish information or access to, the person submitting the alternative proposal would be inconsistent with its duties under applicable law.

Termination

The Company and Investcorp have the right to terminate the SPA under certain circumstances including (a) by mutual written agreement of each party or (b) by either the Company or Investcorp if: (i) any applicable law makes the consummation of the transactions contemplated by the SPA illegal or enjoins the Company or Investcorp through the issuance of an injunction or any other action, in each case permanently enjoining or otherwise prohibiting any of the transactions contemplated by the SPA and such injunction or other action will have become final and nonappealable; (ii) the Closing has not occurred on or before October 31, 2019; (iii) the Company stockholders do not approve the New Advisory Agreement; or (iv) there is a material breach of any covenants, agreements, representations or warranties by the other party that is not cured prior to the date of the Closing.

In addition, Investcorp may terminate the SPA in the event the Board has made an “adverse recommendation change”, as defined in the SPA, regarding approval of the New Advisory Agreement, or in the event the Company has entered into an agreement with respect to an alternative proposal. The Company may also terminate the SPA in the event the Board desires to accept a superior proposal from a third party, or makes an adverse recommendation change with respect to the stockholder approval of the New Advisory Agreement, after taking into account any adjustment made to the proposal made under the SPA, and otherwise subject to certain standards and procedural requirements set forth in the SPA. In the event the Company terminates the SPA in order to accept a superior proposal, it must pay the applicable termination fee under the SPA, as further described below.

In certain circumstances, the Company may be obligated to pay Investcorp a termination fee of $3 million in cash. Those circumstances are described in greater detail in the SPA and generally relate to termination of the SPA in connection with an adverse recommendation change by the Board and acceptance by the Company of a superior proposal.

Item 3.02.  Unregistered Sales of Equity Securities.

The information set forth regarding the Direct Stock Purchases in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company is offering to sell the shares in the Direct Stock Purchases and any remaining shares not purchased pursuant to the Open Market Stock Purchases pursuant to the SPA to Investcorp, which is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Additional Information and Where to Find It

In connection with the proposed transactions, CM Finance plans to file with the SEC and mail to its stockholders a proxy statement on Schedule 14A (the “Proxy Statement”). The Proxy Statement will contain important information about CM Finance, Inc (“CM Finance”), CM Investment Partners LLC (“CMIP”), Investcorp Credit Management US LLC (“ICM”), Investcorp BDC Holdings Limited (“Investcorp Holdings” and, together with ICM, “Investcorp”) the proposed transactions and related matters. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT CM FINANCE, CMIP, INVESTCORP, THE PROPOSED TRANSACTIONS AND RELATED MATTERS. Investors and security holders will be able to obtain the Proxy Statement and other documents filed with the SEC by CM Finance, free of charge, from the SEC’s web site at www.sec.gov and from CM Finance’s web site at www.cmfn-inc.com. Investors and security holders may also obtain free copies of the Proxy Statement and other documents filed with the SEC from CM Finance by calling Investor Relations at (212) 257-5199.

Participants in the Solicitation

CM Finance and its directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies from the stockholders of CM Finance common stock in respect of the approval of the New Advisory Agreement.

Information regarding CM Finance’s directors and executive officers is available in its definitive proxy statement for CM Finance’s 2018 annual meeting of stockholders filed with the SEC on September 20, 2018 (the “CM Finance 2018 Proxy Statement”), as modified or supplemented by any Form 3 or Form 4 filed with the SEC since the date of the CM Finance 2018 Proxy Statement. Other information regarding the interests of the participants in the proxy solicitation will be included in the Proxy Statement if and when it becomes available. These documents can be obtained, or will be available, free of charge from the sources indicated above.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Stock Purchase and Transaction Agreement, dated June 26, 2019, by and between CM Finance Inc and Investcorp BDC Holdings Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2019	CM FINANCE INC

	By:	/s/ Rocco DelGuercio
Name: Rocco DelGuercio
Title: Chief Financial Officer and Treasurer